EXHIBIT 3.18

MEMORANDUM
AND ARTICLES
OF ASSOCIATION
OF
SYSCON JUSTICE SYSTEMS INTERNATIONAL
LIMITED
The Companies Acts 1985 to 1989
Company Limited by Shares
Incorporated on the 18th June 2004
Company Number 5157158

The Quadrant
118 London Road
Kingston
Surrey KT2 6QJ
Tel: 020 8974 5252
Fax: 020 8974 5588
Email: info@mn-group.com
www.mn-group.com

The Companies Acts 1985-1989
Company Limited by Shares
MEMORANDUM OF
ASSOCIATION
OF SYSCON JUSTICE SYSTEMS INTERNATIONAL LIMITED
1.	The name of the Company is SYSCON JUSTICE SYSTEMS INTERNATIONAL LIMITED
2.	The Registered Office of the Company will be situate in England.
3.	(A) The objects for which the Company is established are: -
(i) To carry on business as a holding Company and to acquire and hold shares in other companies and to co-ordinate and administer the affairs thereof or the affairs of any other companies in which shares might be acquired or which might subsequently be bought into the Group and generally to acquire purchase, lease, concession, grant, licence or otherwise such shares, stocks, debentures, buildings, leases, underleases, rights and privileges and to undertake all investments, and to carry on the business of a management and servicing company and to act as managers or to direct property and estates of corporations, private persons, or companies and to undertake and carry out all such services in connection therewith as may be deemed expedient and to exercise its powers as a controlling shareholder of the other companies, and to do all lawful acts and things whatever, that are necessary or convenient in carrying on the business of a holding company.
(ii) To carry on as a general commercial trading company.
(B) To carry on any other trade or business which can, in the opinion of the Board of Directors, be advantageously carried on by the Company.
(C) To acquire by purchase, lease, exchange, hire or otherwise, or to hold for any estate or interest, any land, buildings, easements, rights, privileges, concessions, patents, patent rights, licences, secret processes, machinery, plant, stock-in-trade, and any real or personal property of any kind necessary or convenient for the purposes of or in connection with the Company’s business.
(D) To erect, alter or to maintain any buildings, plant and machinery necessary or convenient for the Company’s business and to contribute to or subsidise the erection, construction and maintenance of any of the above.
(E) To acquire by subscription or otherwise and hold, sell, deal with or dispose of any Shares, Stock, Debentures, Debenture Stocks, or other Securities of any kind whatsoever, guaranteed by any company constituted or carrying on business in any part of the world and Debentures, Debenture Stock and other Securities of any kind guaranteed by any Government or Authority, Municipal, Local or otherwise, whether at home or abroad, and to subscribe for the same either conditionally or otherwise and to guarantee the subscription thereof and to exercise and enforce all rights and powers conferred by the ownership thereof.
(F) To borrow or receive money on deposit either without security or secured by debenture, debenture stock (perpetual or terminable), mortgage or other security charged on the undertaking or on all or any of the assets of the Company including uncalled capital, and to generally act as bankers.

(G) To guarantee support and/or secure with or without consideration the payment of any debentures, debenture stock, bonds, mortgages, charges, obligations, interest, dividends, securities, monies or shares or the performance of contracts or engagements of any company or person and in particular (but without prejudice to the generality of the foregoing) of any company which is, for the time being, the Company’s holding company as defined by Section 736 of the Companies Act 1985 or another subsidiary, as defined by the said section of the Company’s holding company or otherwise associated with the Company in business and to give indemnities and guarantees of all kinds and by way of security as aforesaid either with or without consideration to mortgage or charge the undertaking and all or any of the real and personal property and assets present or future, to issue debentures and debenture stock and collateral or further to secure any securities of the Company by a Trust Deed or other assurance and to enter into partnership or any joint purse arrangement with any person, persons, firm or company.
(H) To lend with or without security, and to invest money of the Company upon such terms as the Company may approve, and to guarantee the dividends, interest and capital of the shares, stocks, or securities of any company of or in which this Company is a member or is otherwise interested, and generally as the Directors think fit.
(I) To apply for, purchase or otherwise acquire and hold or use any patents, licences, concessions, copyrights and the like, conferring any right to use or publish any secret or other information and to use, exercise, develop or grant licences in respect of the property, rights, information so acquired.
(J) To take part in the formation, management, supervision or control of the business or operation of any company or undertaking and for that purpose to appoint and remunerate any directors, accountants, consultants, experts or agents.
(K) To employ experts, consultants, and valuers to investigate and examine the condition, prospects, value, character and circumstances of any business concerns and undertakings and generally of any assets, property or rights.
(L) To establish or promote or concur in establishing or promoting any other company whose objects shall include the acquisition or taking over of all or any of the assets or liabilities of this Company or the promotion of which shall be in any manner calculated to advance directly or indirectly the objects or the interests of this Company and to acquire, hold or dispose of shares, stocks, or securities issued by or any other obligations of any such company.
(M) To draw, accept and negotiate promissory notes, bills of exchange and other negotiable instruments.
(N) To invest and deal with the monies of the Company not immediately required for the purposes of the business of the Company in or upon such investments and in such manner as the Company may approve.
(O) To pay for any property or rights acquired by the Company either in cash or by the issue of fully or partly paid up shares, with or without preferred or deferred or special rights or restrictions in respect of dividend, repayment of capital, voting or otherwise, or by any securities which the Company has power to issue, or partly in one mode and partly in another, and generally on such terms as the Company may determine.
(P) To accept payment for any property or rights sold or otherwise disposed of or dealt with by the Company, either in cash, by instalments or otherwise, or in fully or partly paid-up shares or stock of any company or corporation, with or without preferred or deferred or special rights or restrictions in respect of dividend, repayment of capital, voting or otherwise, or in debentures or mortgages or other securities of any company or corporation or partly in one mode and partly in another, and generally on such terms as the Company may determine, and to hold, dispose of or otherwise deal with any shares, stock or securities so acquired.

(Q) To enter into arrangements for joint working in business or to amalgamate with or enter into any partnership or arrangement for sharing profits, union of interest, reciprocal concession or co-operation with any company, firm or person carrying on or proposing to carry on any business within the objects of this Company or which is capable of being carried on so as directly or indirectly to benefit this Company.
(R) To purchase or otherwise acquire, take over and undertake all or any part of the business, property, liabilities and transactions of any person, firm or company carrying on any business the carrying on of which is calculated to benefit this Company or to advance its interests, or possessed of property suitable for the purposes of the Company.
(S) To sell, improve, manage, develop, turn to account, exchange, let on rent, royalty, share of profits or otherwise, grant licences, easements and other rights in or over, and in any other manner deal with or dispose of the undertaking and all or any of the property and assets for the time being of the Company for such consideration as the Company may think fit.
(T) To provide for the welfare of persons employed or formerly employed by the Company and to grant pensions, allowances, gratuities and bonuses to officers or ex-officers, employees or ex-employees of the Company or its predecessors in business or the dependants of such persons and to establish and maintain or concur in maintaining trusts, funds or schemes (whether contributory or non-contributory), with a view to providing pensions or other funds for any such persons as aforesaid or their dependants.
(U) To subscribe to or otherwise aid the establishment and support of, any schools and any educational, scientific, literary, religious or charitable institutions or trade societies, whether such institutions or societies be solely connected with the business carried on by the Company or its predecessors in business or not, and to institute and maintain any club or other establishment.
(V) To distribute in specie assets of the Company properly distributable amongst the members, but so that no distribution amounting to a reduction of capital be made except with the sanction (if any) for the time being required by law.
(W) To do all or any of the things hereinbefore authorised, either alone or in conjunction with others, or as factors, trustees or agents for others, or by or through factors, trustees or agents.
(X) To do all such other things as are incidental to or which the Company may think conducive with the above objects or any of them.
AND so that-
(1) None of the objects set forth in any sub-clause of this Clause shall be restrictively construed but the widest interpretation shall be given to each such object, and none of such objects shall, except when the context expressly so requires, be in any way limited to or restricted by reference to or inference from any other object or objects set forth in such sub-clause, or by reference to or inference from the terms of any other sub-clause of this Clause, or by reference to or inference from the name of the Company.
(2) None of the sub-clauses of this Clause and none of the objects therein specified shall be deemed subsidiary or ancillary to any of the objects specified in any other such sub-clause, and the Company shall have as full a power to exercise each and every one of the objects specified in each sub-clause of this Clause as though each such sub-clause contained the objects of a separate company.
(3) The word ‘Company’ in this Clause, except where used in reference to the Company, shall be deemed to include any partnership or other body of persons, whether incorporated or unincorporated and whether domiciled in the United Kingdom or elsewhere.

(4) In this Clause the expression ‘the Act’ means the Companies Act 1985, but so that any reference in this Clause to any provision of the Act shall be deemed to include a reference to any statutory modification or re-enactment of that provision for the time being in force.
4.	The liability of the Members is limited.
5.	The Share Capital of the Company is £1,000 divided into 1,000 Shares of £1.00 each.

We, the Company whose name and address is subscribed hereafter are desirous of being formed into a Company in pursuance of this Memorandum of Association and we agree to take the number of shares in the Capital of the Company set opposite our name.

Name, Address and Description	Number of Shares taken
of the Subscriber	by the Subscriber

EDEN NOMINEES LIMITED	ONE
THE QUADRANT
118 LONDON ROAD
KINGSTON
SURREY KT2 6QJ
CORPORATE BODY
Dated 17th June 2004

The Companies Acts 1985 to 1989
Company Limited by Shares
ARTICLES OF ASSOCIATION
OF SYSCON JUSTICE SYSTEMS INTERNATIONAL LIMITED
PRELIMINARY
l. (a) The Regulations contained in Table A of the Companies (Tables A to F) (Amendment) Regulations 1985 (hereinafter referred to as Table A), and made pursuant to the provisions of the Companies Act (hereinafter referred to as ‘The Act’) and the Companies Act 1989 (hereinafter referred to as the ‘1989 Act’) shall apply to the Company save in so far as they are excluded or varied hereby and such Regulations (save as so excluded or varied) and the Articles hereinafter contained shall be the regulations of the Company.
(b) In these Articles the expression “the Act” means the Companies Act 1985 as amended by the Companies Act 1989, but so that any reference in these Articles to any provision of the Act shall be deemed to include a reference to any statutory modification or re-enactment of that provision for the time being in force.
PRIVATE COMPANY
2. The Company is a private limited company, and accordingly:-
a) No shares in or debentures of the Company shall be offered to the public (whether for cash or otherwise); and
b) No shares in or debentures of the Company shall be allotted, nor shall any agreement to allot such shares or debentures be made, (whether for cash or otherwise) with a view to all or any of such shares or debentures being offered for sale to the public.
SHARE CAPITAL
3. The share capital of the Company at the date of adoption of these Articles is £1,000 divided into Ordinary Shares of £1 each.
4. Except as required by law, no person shall be recognised by the Company as holding any share upon trust and (except only as by these Articles or by law otherwise provided) the Company shall not be bound by or recognise any equitable, contingent, future or partial interest in any fractional part of a share or any other rights in respect of any share except an absolute right to the entirety thereof in the registered holder.
5. Every person whose name is entered as a member in the Register of members shall be entitled without payment to receive within two months after allotment or lodgement of transfer (or within such other period as the conditions of issue shall provide) one certificate for the shares for the time being held by him.
The Company shall not be bound to register more than four persons as the joint holders of any share (except in the case of the executors or trustees of a deceased member) and in respect of a share held jointly by several persons in the Company shall not be bound to issue more than one certificate, and delivery of a certificate for a share to the first named of several registered joint holders shall be sufficient delivery to all such holders.

SHARE CERTIFICATES
6. If a share certificate be defaced, worn out, lost or destroyed, it may be renewed on such terms (if any) as to evidence and indemnity and the payment of out of pocket expenses of the Company of investigation evidence as the Directors think fit, and (in the case of defacement or wearing out) on delivery up of the old certificate.
ALLOTMENT OF SHARES
7. (a) The Directors are generally and unconditionally authorised for the purposes of Section 80 of the Act, to exercise any power of the Company to allot and grant rights to subscribe for or convert securities into shares of the Company up to the amount of the authorised share capital with which the Company is incorporated at any time or times during the period of five years from the date of incorporation and the Directors may, after that period, allot any shares or grant any such rights under this authority in pursuance of an offer or agreement so to do made by the Company within that period. The authority hereby given may at any time (subject to the said Section 80) be renewed, revoked or varied by Ordinary Resolution of the Company in general meeting.
(b) All Shares which are not comprised in the authorised share capital with which the Company is incorporated and which the Directors propose to issue shall first be offered to the Members in proportion as nearly as may be to the number of the existing Shares held by them respectively unless the Company in General Meeting shall by Special Resolution otherwise direct. The Offer shall be made by notice specifying the number of shares offered, and limiting a period (not being less than fourteen days) with which the offer, if not accepted, will be deemed to be declined. After the expiration of that period, those shares so deemed to be declined shall be offered in the proportion aforesaid to the persons who have, within the said period, accepted all the shares offered to them; such further offer shall be made in like terms in the same manner and limited by a like period as the original offer. Any shares not accepted pursuant to such offer or further offer as aforesaid or not capable of being offered aforesaid except by way of fractions and any shares released from the provisions of this Article by any such Special Resolution as aforesaid shall be under the control of the Directors, who may allot, grant options over or otherwise dispose of the same to such persons, on such terms, and in such manner as they think fit, provided that, in the case of shares not accepted as aforesaid, such shares shall not be disposed of on terms which are more favourable to the subscribers therefor than the terms on which they were offered to the Members. The foregoing provisions of this paragraph (b) shall have effect subject to Section 80 of the Act.
(c) In accordance with Section 91(1) of the Act Sections 89(1) and 90(1) to (6) (inclusive) of the Act shall not apply to the Company.
8. The proviso in Regulation 12 of Table A shall not apply to the Company.
9. Subject to the Act, any shares may, with the sanction of an Ordinary Resolution, be issued on the terms that they are, or at the option of the Company or the shareholder are liable, to be redeemed on such terms and in such manner as the Company before the issue of the shares may by Special Resolution agree, and whether out of distributable profits or the proceeds of a fresh issue of shares or otherwise, but this Regulation shall have no effect until the relevant provisions of the Act shall have come into force.
LIEN
10. The lien conferred by Regulation 8 of Table A shall attach to all Shares whether fully paid or not and to all shares registered in the name of any person indebted or under liability to the Company whether he be the sole holder thereof or one of two or more joint holders. The Company shall have a first and paramount lien on every share (not being fully paid) for all moneys (whether presently payable or not) called or payable at a fixed time in respect of that share and the Company shall also have a first and paramount lien on all shares (including fully paid shares) registered in the name of any person indebted or under liability to the Company whether he be the sole holder thereof or one of two or more joint holders for all moneys presently payable by him or his estate to the Company; but the Directors may at any time declare any shares to be wholly or in part exempt from the provisions of this Regulation. The Company’s lien, if any, on a share shall extend to all dividends payable thereupon.

CALLS ON SHARES
11. The liability of any Member in default in respect of a call shall be increased by the addition at the end of the first sentence of Regulation 18 in Table A of the words “and all expenses that may have been incurred by the Company by reason of such non-payment”.
TRANSFER OF SHARES
12. No share in the company or any interest therein shall be transferred or otherwise disposed of unless and until the procedure outline in sub-Articles 12.1 to 12.4 below (inclusive) shall have been complied with
12.1 If at any time a member or any other person entitled to be registered in respect of a share or shares of the company (hereinafter referred to as “the proposed transferor”) shall desire to transfer or otherwise dispose of any share or shares registered in his name or any interest therein, he shall first give notice (hereinafter called “the transfer notice”) to the board of directors of the company specifying the number of shares that he desires to sell or transfer (“the transfer shares”).
12.2 Within one (1) month of receipt of the transfer notice the board of directors shall serve a copy of the transfer notice on all the shareholders (other than the proposed transferor) (“the eligible shareholders”) and at the same time by written notice (“the offer notice”) to all the eligible shareholders offer the transferred shares for purchase by them in the proportion to which their existing holding of shares bears in relation to all the issued shares in the company of that class. The offer notice shall specify the period (not being less than fourteen (14) days or more than twenty eight (28) days) during which the offer shall remain open for acceptance by the Eligible Shareholders (“the Availability Period”). In the event of competition for the Transfer Shares, the Transfer Shares shall be sold to the Eligible Shareholders who accept the offer (as nearly as may be and without increasing the number sold to any Eligible Shareholder beyond the number applied for by him) in proportion to their respective holdings of shares on the date when the Offer Notice is served and if, in the event of competition for the Transfer Shares and after application of the foregoing provisions of this sentence, there remain any unallocated Transfer Shares (“the Excess Shares”), the Excess Shares shall be sold to the Eligible Shareholders who accept the offer in respect of more than their proportional entitlement (as nearly as may be and without increasing the number sold to any Eligible Shareholder beyond the number applied for by him) in proportion to the respective holdings of shares of such Eligible Shareholders (calculated as aforesaid). To the extent that such offer is not accepted and there remain available any Transfer Shares such Transfer Shares shall, subject to sub-Articles 12.10 to 12.12 below, be disposed of as the Proposed Transferor sees fit.
12.3 Any acceptance of an offer pursuant to an Offer Notice shall be by notice in writing to the company (a “Shareholders Notice”) within the availability Period and if the offer is not accepted within the Availability Period, it will be deemed to have been refused and the Proposed Transferor shall, subject to sub-Articles 12.10 to 12.12 below (inclusive), be entitled to dispose of the Transfer Shares as he sees fit.
12.4 If any Eligible Shareholder or Eligible Shareholders shall within the requisite periods as specified above serve a Shareholders Notice or Notices, the Board of Directors shall give notice thereof to the Proposed Transferor who shall thereupon become bound upon payment to him of the price calculated in accordance with sub-Article 12.8 below (“The Specified Price) to transfer to each purchaser those Transfer Shares which the Purchaser is entitled and bound to buy. Completion of a Transfer of Shares under this Article shall take place within fourteen (14) days after the Proposed Transferor has been notified that a Shareholders Notice has been served upon the Company in accordance with sub-Article 12.3 hereof.
12.5 A Transfer Notice and a Shareholders Notice once given shall be irrevocable
12.6 If the proposed Transferor is bound to transfer to a purchaser all or some of the Transfer Shares in accordance with the foregoing sub-Articles but makes default in transferring his shares, the company may receive the Specified Price and thereupon shall cause some person nominated by the board of Directors to transfer the shares to the purchaser on behalf of the Proposed Transferor (for which purpose any person so nominated is hereby irrevocably appointed the attorney of the Proposed Transferor) and shall cause the name of the purchaser to be entered in the register of members as the holder of the shares and shall hold the specified Price in trust for the Proposed Transferor. The receipt of the company for the Specified Price shall be a good discharge to the purchaser and after the name of the purchaser has been entered in the register of members of the company in purported exercise of the aforesaid power the validity of the proceeding shall not be questioned by any person. The proposed Transferor shall in such case be entitled to receive the Specified Price for the shares without interest upon delivering up the certificates for the shares to the company.
12.7 If after service of a shareholders Notice a purchaser makes default in paying the Specified Price for the Shares on the day appointed for completion, the meeting at which completion is to take place shall be adjourned to the tenth business day thereafter at the same time and place. If the purchaser does not at the adjourned meeting pay the Specified Price for the shares, the Proposed. Transferor (having being ready willing and able to complete) may, subject to sub-Articles 12.10 to 12.12 below (inclusive), dispose of the shares the subject of the Shareholders’ Notice as he sees fit.
12.8 For the purposes of this Article 12, the Specified Price shall be Market Value which shall be such sum as is agreed between the Proposed Transferor and the Board of Directors as being a fair market value and in default of such agreement either the Proposed Transferor or the Board of Directors may refer the matter to the Auditors of the company for the time being for such auditors to prepare and issue a certificate as to the price for each of the Transfer Shares which are the subject of a Shareholders Notice such price to be calculated as a fair value of the business as a going concern on the basis of the asset value and profitability thereof as shown in the latest available audited accounts of the company and ignoring any discount which might otherwise arise by virtue of the Transfer Shares representing a minority of the shares of the Company in issue at that time and such price to be based upon a situation where there is a willing vendor and a willing purchaser and the price referred to in the said certificate shall be final and binding upon the Proposed Transferor and the Purchaser. In so certifying the said auditors shall be deemed to be acting as experts and not as arbitrators. The cost of obtaining the auditor’s certificate shall be borne by (the company in any event)
12.9 Subject to sub-Articles 12.12 to 12.14 below (inclusive), the Directors shall not refuse to sanction or register the transfer of any share provided that the procedure outlined in sub-Articles 12.1 to 12.4 above (inclusive) has been complied with.
12.10 The Directors may refuse to register the transfer of a share on which the company has a lien.
12.11 The Directors may refuse to register a transfer unless
(a) it is lodged at the office or at such other placed as the directors may appoint and is accompanied by the certificate for the shares to which it relates and such other evidence as the directors may reasonably require to show the right of the transferor to make the transfer;
(b) it is in respect of only one class of shares; and
(c) it is in favour of not more than four transferees.
12.12 No share shall be transferred to any infant, bankrupt or person of unsound mind.
12.13 Regulation 24 of Table A shall not apply.
12.14 The members may by agreement in writing signed by all of them waive or vary the provisions of this paragraph 12
GENERAL MEETINGS AND RESOLUTIONS
13. (a) A notice convening a General Meeting shall be required to specify the general nature of the business to be transacted only in the case of special business and Regulation 38 in Table A shall be modified accordingly.
All business shall be deemed special that is transacted at an Extraordinary General Meeting, and also all that is transacted at an Annual General Meeting, with the exception of declaring a dividend, the consideration of the accounts, balance sheets, and the reports of the Directors and Auditors, and the appointment of, and the fixing of a remuneration of, the Auditors.
(b) Every notice convening a General Meeting shall comply with the provisions of Section 372(3) of the Act as to giving information to Members in regard to their right to appoint proxies; and notices of and other communications relating to any General Meeting which any Member is entitled to receive shall be sent to the Directors and to the Auditors for the time being of the Company. The notice may be delivered by post, by Electronic Mail or by facsimile
14. Proxies may be deposited at the Registered Office or Electronic Mail address of the Company or by facsimile at any time before the time of the Meeting for which they are to be used unless otherwise specified in the notice convening such Meeting. Regulation 62 of Table A shall be modified accordingly.
15. (a) No business shall be transacted at any meeting unless a quorum is present at the time when the Meeting proceeds to business. Two persons entitled to vote upon the business to be transacted, each being a member or a proxy for a member or a duly authorised representative of a corporation, shall be a quorum.
(b) If the company is a one member company, one person entitled to vote upon the business to be transacted, being the sole member of the company or a proxy for that member or (if such member is a corporation) a duly authorised representative of such member, shall be a quorum.
(c) Regulation 40 of Table A shall not apply to the company.
(d) If a quorum is not present within half an hour from the time appointed for a General Meeting the General Meeting shall stand adjourned to the same day in the next week at the same time and place or to such other day and at such other time and place as the Directors may determine; and if at the adjourned General Meeting a quorum is not present within half an hour from the time appointed therefor such adjourned General Meeting shall be dissolved.
(e) Regulation 41 in Table A shall not apply to the Company.
16. At any General Meeting a resolution put to the vote of the Meeting shall be decided on a show of hands unless a poll is (before or on the declaration of the result of the show of hands) demanded by the Chairman or by any Member present in person or by proxy. Unless a poll be so demanded a declaration by the Chairman that a resolution has on a show of hands been carried unanimously, or by a particular majority, or lost and an entry to that effect in the book containing the minutes of the proceedings of the Company shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against such resolution.
17. Regulations 46 and 47 in Table A shall not apply to the Company.
SINGLE MEMBER COMPANY
18. If, and for so long as, the company has only one member, the following provisions shall apply:
(a) The sole member of the company (or the proxy or authorised representative of the sole member representing that member at the relative general meeting) shall be the chairman of any general meeting of the company and regulation 42 of Table A shall be modified accordingly.
(b) A proxy for the sole member of the company may vote on a show of hands and regulation 54 of Table A shall be modified accordingly.
(c) All other provision of these Articles shall (in the absence of any express provision to the contrary) apply with each modification as may be necessary in relation to a company that has only one member.
(d) At the end of regulation 57 of Table A there shall be inserted the following “except when he is the sole member”.
APPOINTMENT OF DIRECTORS
19. (a) Regulation 64 in Table A shall not apply to the Company.
(b) The maximum number and minimum number respectively of the Directors may be determined from time to time by Ordinary Resolution in General Meeting of the Company. Subject to and in default of any such determination there shall be no maximum number of Directors and the minimum number of Directors shall be one. Whensoever the minimum number of the Directors shall be one, a sole Director shall have authority to exercise all the powers and discretions by Table A and by these Articles expressed to be vested in the Directors generally, and Regulations 89 in Table A shall be modified accordingly.
(c) The Directors shall not be required to retire by rotation and Regulations 73 to 80 (inclusive) in Table A shall not apply to the Company.
(d) No person shall be appointed a Director at any General Meeting unless either:
(i) he is recommended by the Directors; or
(ii) not less than fourteen nor more than thirty-five clear days before the date appointed for the General Meeting, notice signed by a Member qualified to vote at the General Meeting has been given to the Company of the intention to propose that person for appointment, together with notice signed by that person of his willingness to be appointed.
(e) Subject to paragraph (d) above, the Company may by Ordinary Resolution in General Meeting appoint any person who is willing to act to be a Director, either to fill a vacancy or as an additional director
(f) The Directors may appoint a person who is willing to act to be a Director, either to fill a vacancy or as an additional Director, or provided that the appointment does not cause the number of Directors to exceed any number determined in accordance with paragraph (b) above as the maximum number of Directors and for the time being in force.
20. A person may be appointed a Director notwithstanding that he has attained the age of seventy years and no Director shall be liable to vacate office by reason only of his having attained that or any other age.
21. (a) A director may vote, at any meeting of the Directors or of any committee of the Directors, on any resolution, notwithstanding that it in any way concerns or relates to a matter in which he has, directly or indirectly, any kind of interest whatsoever, and if he shall vote on any such resolution as aforesaid his vote shall be counted; and in relation to any such resolution as aforesaid he shall (whether or not he shall vote on the same) be taken into account in calculating the quorum present at the meeting.
(b)	Regulations 94 to 97 (inclusive) in Table A shall not apply to the Company.

22.	The office of director shall be vacated if the Director: -

(a)	Provides a letter of resignation which is deposited at the Registered Office.

(b)	Be found or becomes of unsound mind or becomes bankrupt or compounds with his creditors.

(c)	Becomes for the time being prohibited from being a Director by reason of any order made under any of the Statutes.

(d)	Is removed from office by a resolution duly passed under Section 303 of the Act.
23. Regulation 81 in Table A shall not apply to the Company.
24. The Directors may exercise all the powers of the Company to borrow money, whether in excess of the nominal amount of the share capital of the Company for the time being issued or not, and to mortgage or charge its undertaking, property and uncalled capital or any part thereof, and to issue debentures, debenture stock and any other securities whether outright or as a security for any debt, liability or obligation of the Company or of any third party.
25. Any director or his alternate may validly participate in a meeting of the directors or a committee of directors through the medium of conference telephone or similar form of communication equipment provided that all persons participating in the meeting are able to hear and speak to each other throughout the meeting. A person so participating shall be deemed to be present in person at the meeting and shall accordingly be counted in a quorum and be entitled to vote. Subject to the Act, all business transacted in such manner by the directors or a committee of the directors shall for the purposes of the Articles be deemed to be validly and effectively transacted at a meeting of the directors or of a committee of the directors notwithstanding that fewer than two directors or alternate directors are physically present at the same place. Such a meeting shall be deemed to take place where the largest group of those participating is assembled or, if there is no such group, where the Chairman of the meeting then is.
26. The Directors shall manage the business of the Company, and all the powers of the Company which are not by the Statutes, these Regulations or the Regulations of Table A which apply to the Company required to be exercised by the Company in general meeting shall be exercised by the Directors.
ALTERNATE DIRECTORS
27. (a) An alternate Director shall not be entitled as such to receive any remuneration from the Company, save that he may be paid by the Company such part (if any) of the remuneration otherwise payable to his appointor as such appointor may by notice in writing to the Company from time to time direct, and the first sentence of Regulation 66 in Table A shall be modified accordingly.
(b) A director, or any such other person as is mentioned in Regulation 65 in Table A, may act as an alternate Director to represent more than one Director, and an alternate Director, shall be entitled at any meeting of the Directors or of any committee of the Directors to one vote for every Director whom he represents in addition to his own vote (if any) as a Director, but he shall count as only one for the purpose of determining whether a quorum is present.
INDEMNITY
28. (a) Every Director or other officer of the Company shall be indemnified out of the assets of the Company against all losses or liabilities which he may sustain or incur in or about the execution of the duties of his office or otherwise in relation thereto, including any liability incurred by him in defending any proceedings, whether civil or criminal, in which judgement is given in his favour or in which he is acquitted or in connection with any application under Section 144 or Section 727 of the Act in which relief is granted to him by the Court, and no Director or other Officer shall be liable for any loss, damage or misfortune which may happen to or be incurred by the Company in the execution of the duties of his office or in relation thereto. But this Article shall only have effect in so far as its provisions are not avoided by Section 310 of the Act.
(b) Regulation 118 in Table A shall not apply to the Company.
THE SEAL
29. (a) If the Company has a seal it shall only be used with the authority of the Directors or of a committee of Directors. The Directors may determine who shall sign any instrument to which the seal is affixed and unless otherwise so determined it shall be signed by a Director and by the Secretary or second Director. The obligation under Clause 6 of Table A relating to the sealing of share certificates shall apply only if the Company has a seal. Clause 101 of Table A shall not apply to the Company.
(b) The Company may exercise the powers conferred fay Section 39 of the Act with regard to having an official seal for use abroad, and such powers shall be vested in the Directors.

Name, Address and Description of the Subscriber
EDEN NOMINEES LIMITED
THE QUADRANT
118 LONDON ROAD
KINGSTON
SURREY KT2 6QJ
CORPORATE BODY
Dated 17th June 2004

BLUEPRINT 363a
Please complete in typescript, or in bold black capitals.
CHFP010
Annual Return
Company Number j’sisviss
Company Name in full | syscon justice systems international limited
Date of this return
The information in this return is made up to
Date of next return
if you wish to make your next return to a date earlier than the anniversary of this return please show the date here. Companies House will then send a form at the appropriate time.
Registered Office
Show here the address at the date of this return.
Day Month Year ll18 io | 6 I 2 i 0 i 0
Day Month Year
LuLuLi
THE QUADRANT, 118 LQHDOM ROAD
Any change of registered office must be notified on form 287.
Post town County / Region UK Postcode
KINGSTON
SURREY
KT2 6QJ
Principal business activities
Show trade classification code number(s) for the principal activity or activities.
7467
~S.CONT if the code number cannot be determined, I give a brief description of principal activity. i
When you have completed and signed the form please send it to the
Registrar of Companies at:
Companies House, Crown Way, Cardiff, CF14 3UZ DX 33050 Cardiff
for companies registered in England and Wales or Companies House, 37 Castle Terrace, Edinburgh, EH1 2EB for companies registered in Scotland DX 235 Edinburgh
6*10 Oh

BLUEPRINT 2000

CHFP010

Company Number 5157158

Company Name in full SYSCON JUSTICE SYSTEMS INTERNATIONAL LIMITED

Shareholders' details	Class and number of shares or amount of stock held	Shares or amount of stock transferred *(if appropriate)*: Class and number of shares or amount of stock transferred	Date of registration of transfer
Name: EDEN NOMINEES LIMITED Address: THE QUADRANT, 118 LONDON ROAD, KINGSTON, SURREY, England UK postcode: KT2 6QJ	£1.00 £1 ORDINARY Shares Held 0	1	18/06/2004
Name: FLOYD SULLY Address: 230-8211 SEA ISLAND WAY, RICHMOND BC, Canada UK postcode: V6X 2W3	£1.00 £1 ORDINARY Shares Held 1		
Name: Address: UK postcode:			

Continuation Page 1

BLUEPRINT
List of past and present shareholders Schedule to form 363a
CHFP010
Company Number | 5157153
Company Name in full | syscom justice systems international limited
^ Changes to shareholders particulars or details of the amount of stock or shares transferred must be completed each year >• You must provide a “full list” of all the company shareholders on:
· The company’s first annual return following the incorporation;
· . Every third annual return after a full list has been provided
>• List the company shareholders in alphabetical order or provide an index
"> List joint shareholders consecutively
| | | { Shares or amount of stock transferred (If appropriate) } { Class and number of Class and number Date of shares or amount of of shares or amount registration of } { Shareholders’ details stock held of stock transferred } { transfer } — Name £1.00 £1 ORDINARY EDEN NOMINEES LIMITED Shares Held 0 1 18/06/2004 —
| | |
Address THE QUADRANT, 118 LONDON ROAD, , KINGSTON, SURREY, England —
UK POStCOde [ KT2 6QJ —
Name £1.00 £1 ORDINARY FLOYD SOLLY Shares Held 1 —
Address 230-B211 SEA ISLAND WAY, RICHMOND EC, Canada —
UK postcode I V6X 2W3 —
Name —
Address —
UK postcode 1 —
Continuation Page 1

Company No 5157158
Register of members
If the register of members is not kept at the registered office, state here where it is kept.
Post town County / Region
| AT RKGISTERED OFFICE
UK Postcode
Register of Debenture holders
If there is a register of debenture holders, or a duplicate of any such register or part of it, which is not kept at the registered office, state where it is kept.
Post town
County / Region
Company type
Public limited company
Private company limited fay shares
Private company limited by guarantee
without share capital
Private company limited by shares
exempt under section 30
Private company limited by guarantee
exempt under section 30
Private unlimited company with share capital
Private unlimited company without share
capital
UK Postcode I
Please tick the appropriate box
Company Secretary
Name
(Please photocopy this area to provide details of joint secretaries).
” Voluntary details.
Details of a new company secretary must be notified on form 288a.
* Style / Title
Forename(s) I mark
If a partnership give the names and addresses of the partners or the name of the partnership and office address.
Address
Surname | boyle
230-8211 SEA ISLAND WAY
Usual residential address must be given. In the case of a corporation, give the registered or principal office address.
Post town [richmond
County/Region I british columbia
Country | Canada
UK Postcode | ygx 2W3
BLUEPRINT
Qf^JI

Company No 5157158

Directors

Please list directors in alphabetical order.

Name * Style / Title	
Date of birth (Day Month Year)	12 10 1949
Forename(s)	FLOYD
Surname	SULLY
Address	230-8211 SEA ISLAND WAY
Post town	RICHMOND
County / Region	BRITISH COLUMBIA
UK Postcode	V6X 2W3
Country	Canada
Nationality	Canadian
Business occupation	BUISNESSMAN

* Voluntary details.

Name * Style / Title	
Date of birth (Day Month Year)	01 07 1954
Forename(s)	MARK
Surname	BOYLE
Address	230-8211 SEA ISLAND WAY
Post town	RICHMOND
County / Region	BRITISH COLUMBIA
UK Postcode	V6X 2W3
Country	Canada
Nationality	Canadian
Business occupation	BUISNESSMAN

BLUEPRINT 2000

Page 3

Directors
Please list directors In alphabetical order.
Name * style/Title [
Company No 5157158 Details of new directors must be notified on form 288a
Day Month
LiLlll’[0]
Directors In the case of a director that is a corporate or a Scottish firm, the name is the corporate or firm name.
Date of birth
Forename(s) | floyd Surname I sdlly
Address
230-8211 SEA ISLAND WAY
Usual residential address must be given. In the case of a corporation, give the registered or principal office address.
Post town | RICHMOND
County / Region | BRITISH COLUMBIA Country I Canada
UK Postcode | y$x 2W3
Nationality | Canadian
Business occupation | buismessmah
* Voluntary details.
Name
Directors In the case of a director that is a corporate or a Scottish firm, the name is the corporate or firm name.
* Style / Title
Day Month Year DateofbirthLlLlLlLlLiLlLlLl Forename(s) | mark
Surname | boyle
Address
230-8211 SEA ISLAND WAY
Usual residential address must be given. In the case of a corporation, give the registered or principal office address.
Post town | RICHMOND
County / Region I british colombia
Country | Canada
UK Postcode | V6x 2W3
Nationality | Canadian
blueprint!
KmH
Business occupation I BUISNESSMAN

Company No 5157158

Issued share capital

List of past and present shareholders

(use attached schedule where appropriate)

	on paper	in another format
There were no changes in the period		
A list of changes is enclosed		
A full list of shareholders is enclosed	X	

Certificate

I certify that the information given in this return is true to the best of my knowledge and belief.

Signed [signature] **Date** SEPT 1 / 05

† a director / secretary

† Please delete as appropriate.

This return includes 1 continuation sheets. *(enter number)*

M & N GROUP LIMITED, THE QUADRANT, 118 LONDON ROAD,
KINGSTON, SURREY, KT2 6QJ, England

Tel Tel: 020 8974 5252 Fax: 020 8974 5588

DX number DX exchange

BLUEPRINT 2000

Page 4

Company No 5157158
Issued share capital
Enter details of all the shares in issue at the date of this return.
Class
(e.g. Ordinary/Preference)
Number of shares issued
Aggregate Nominal Value
(i.e. Number of shares issued multiplied by nominal value per share, or total amount of stock)
£1 ORDINARY
£1.00
Totals
1. 00
List of past and present shareholders
There were no changes in the period
(use attached schedule where appropriate)
A full list is required if one was not included with either of the last two returns.
A list of changes is enclosed
A full list of shareholders is enclosed
in another format
Certificate
t Please delete as appropriate.
Signed
Date
I certify that thelnfoiYiation given in this return is true to the best of my knowledge anp belief/.
S&o-i t o/ —— —
When you have signed the return send it with the fee to the Registrar of
Companies. Cheques should be made payable to
Companies House.
This return includes
(enternumber)
continuation sheets.
Please give the name, address, telephone | M & m group limited, the quadrant, us london road, number and, if available, a DX number
and Exchange of the person Companies | kingston, shrrey, K.T2 60J, England — House should contact if there is any query. Tel: 020 B974 5252 I ........................ Tel [ Fax-. 020 B974 55B8
BLUEPRINT
Hffl[1]!
DX number I
DX exchange I
Page 4